Exhibit 10.12

EXECUTION VERSION

PARI PASSU INTERCREDITOR AGREEMENT

dated as of

May 24, 2012

among

CITIBANK, N.A.,
as Second Lien Agent,

CITIBANK, N.A.,
as Authorized Representative for the Term Loan Agreement,

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as the Initial Other Authorized Representative,

and

each additional Authorized Representative from time to time party hereto,

relating to

EP ENERGY LLC (F/K/A EVEREST ACQUISITION LLC)

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS

SECTION 1.01	Construction; Certain Defined Terms	1

ARTICLE II

PRIORITIES AND AGREEMENTS WITH RESPECT TO SHARED COLLATERAL

SECTION 2.01	Priority of Claims	8
SECTION 2.02	Actions with Respect to Shared Collateral; Prohibition on Contesting Liens	9
SECTION 2.03	No Interference; Payment Over	10
SECTION 2.04	Automatic Release of Liens Upon Enforcement; Amendments to Second Lien Security Documents	11
SECTION 2.05	Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings	12
SECTION 2.06	Reinstatement	13
SECTION 2.07	Insurance	13
SECTION 2.08	Refinancings	13
SECTION 2.09	Possessory Second Lien Agent as Gratuitous Bailee for Perfection	13

ARTICLE III

EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS

ARTICLE IV

THE SECOND LIEN AGENT

SECTION 4.01	Appointment and Authority	14
SECTION 4.02	Rights as a Second Lien Secured Party	15
SECTION 4.03	Exculpatory Provisions	16
SECTION 4.04	Reliance by Second Lien Agent	17
SECTION 4.05	Delegation of Duties	17
SECTION 4.06	Resignation of Second Lien Agent	18
SECTION 4.07	Non-Reliance on Second Lien Agent and Other Second Lien Secured Parties	19
SECTION 4.08	Collateral and Guaranty Matters	19

i

ii

This PARI PASSU INTERCREDITOR AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is dated as of May 24, 2012, among CITIBANK, N.A. (“Citi”), as collateral agent for the Second Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Second Lien Agent”), CITIBANK, N.A., as Authorized Representative for the Term Loan Secured Parties (in such capacity and together with its successors in such capacity, the “Administrative Agent”), WILMINGTON TRUST, NATIONAL ASSOCIATION, as Authorized Representative for the Initial Other Second Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Other Authorized Representative”), and each additional Authorized Representative from time to time party hereto for the Other Second Lien Secured Parties of the Series with respect to which it is acting in such capacity. Capitalized terms used but defined in the preamble have the meanings set forth in Section 1.01 below.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Second Lien Agent, the Administrative Agent (for itself and on behalf of the Term Loan Secured Parties), the Initial Other Authorized Representative (for itself and on behalf of the Initial Other Second Lien Secured Parties) and each additional Authorized Representative (for itself and on behalf of the Other Second Lien Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01     Construction; Certain Defined Terms.

(a)             The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the Subsidiaries of such Person unless express reference is made to such Subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b)             It is the intention of the Second Lien Secured Parties of each Series that the holders of the Second Lien Obligations of such Series (and not the Second Lien Secured

Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Second Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Second Lien Obligations), (y) any of the Second Lien Obligations of such Series does not have an enforceable security interest in any of the Collateral securing any other Series of Second Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Second Lien Obligations and, without limiting the foregoing, after taking into account the effect of any applicable intercreditor agreements) on a basis ranking prior to the security interest of such Series of Second Lien Obligations but junior to the security interest of any other Series of Second Lien Obligations or (ii) the existence of any Collateral for any other Series of Second Lien Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of Second Lien Obligations, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of Second Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Second Lien Obligations, and the rights of the holders of such Series of Second Lien Obligations (including the right to receive distributions in respect of such Series of Second Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Second Lien Obligations subject to such Impairment. Additionally, in the event the Second Lien Obligations of any Series are modified pursuant to applicable law (including pursuant to Section 1129 of the Bankruptcy Code), any reference to such Second Lien Obligations or the Secured Credit Documents governing such Second Lien Obligations shall refer to such obligations or such documents as so modified.

(c)            As used in this Agreement, the following terms have the meanings specified below:

“Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of Term Loan Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Administrative Agent and (ii) from and after the earlier of (x) the Discharge of Term Loan Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Authorized Representative” means (i) in the case of any Term Loan Obligations or the Term Loan Secured Parties, the Administrative Agent, (ii) in the case of the Initial Other Second Lien Obligations or the Initial Other Second Lien Secured Parties, the Initial Other Authorized Representative and, (iii) in the case of any Series of Other Second Lien Obligations or Other Second Lien Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Capital Stock” means, (i) in the case of a corporation, corporate stock or shares; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Citi” has the meaning set forth in the preamble hereto.

“Collateral” means all assets and properties subject to Liens created pursuant to any Second Lien Security Document to secure one or more Series of Second Lien Obligations.

“Collateral Agreement” means the Collateral Agreement, dated as of the date hereof, by and among the Grantors party thereto and the Second Lien Agent, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time in accordance with the terms hereof and the Senior Lien Intercreditor Agreement.

“Company” means EP Energy LLC, a Delaware limited liability company.

“Controlling Secured Parties” means, at any time with respect to any Shared Collateral, the Series of Second Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral at such time.

“DIP Financing” has the meaning set forth in Section 2.05(b).

“DIP Financing Liens” has the meaning set forth in Section 2.05(b).

“DIP Lenders” has the meaning set forth in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of Second Lien Obligations, the date on which such Series of Second Lien Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Term Loan Obligations” means, with respect to any Shared Collateral, the Discharge of the Term Loan Obligations with respect to such Shared Collateral; provided that the Discharge of Term Loan Obligations shall not be deemed to have occurred in connection with a Refinancing of such Term Loan Obligations with additional Second Lien Obligations secured by such Shared Collateral under an Other Second Lien Agreement which has been designated in writing by the Administrative Agent (under the Term Loan Agreement so Refinanced) to the Second Lien Agent and each other Authorized Representative as the “Term Loan Agreement” for purposes of this Agreement.

“Event of Default” shall have the meaning set forth in the Collateral Agreement.

“Grantors” means the Company and each Subsidiary thereof that has granted a security interest pursuant to any Second Lien Security Document to secure any Series of Second Lien Obligations.

“Impairment” shall have the meaning assigned to such term in Section 1.01(b).

“Initial Other Authorized Representative” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Initial Other Second Lien Agreement” means that certain Indenture dated as of April 24, 2012, among the Company, the Subsidiaries identified therein and the Initial Other Authorized Representative, as amended, restated, supplemented or otherwise modified from time to time.

“Initial Other Second Lien Obligations” means the “Indenture Obligations” as defined in the Collateral Agreement.

“Initial Other Second Lien Secured Parties” means the holders of any Initial Other Second Lien Obligations and the Initial Other Authorized Representative.

“Insolvency or Liquidation Proceeding” means: (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy (other than any liquidation, dissolution, reorganization or winding up of any Subsidiary of the Borrower permitted by the Secured Credit Documents) or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Intervening Creditor” shall have the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means each document, substantially in the form of Exhibit A hereto, in order to create an additional Series of Other Second Lien Obligations or a Refinancing of any existing Series of Second Lien Obligations to the extent constituting a new Series of Second Lien Obligations.

“Lien” means any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Major Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, the Authorized Representative of the Series of Other Second Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding

Series of Second Lien Obligations, other than the Term Loan Obligations, with respect to such Shared Collateral at such time.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 180 days (throughout which 180-day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Other Second Lien Agreement under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) the Second Lien Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Other Second Lien Agreement under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the Second Lien Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Other Second Lien Agreement; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Administrative Agent or the Second Lien Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor that has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, at any time with respect to any Shared Collateral, the Second Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral at such time.

“Obligations” has the meaning assigned to such term in the Collateral Agreement.

“Other Second Lien Agreement” means each of (i) the Initial Other Second Lien Agreement and (ii) with respect to any Series of Other Second Lien Obligations, the “Other Second Priority Lien Obligations Document” (as defined in the Collateral Agreement) that has been designated by the Borrower pursuant to Section 5.17 of the Collateral Agreement as the “Other Second Lien Agreement” for purposes of this Agreement.

“Other Second Lien Obligations” means (i) the Initial Other Second Lien Obligations and (ii) the “Other Second Priority Lien Obligations” (as defined in the Collateral Agreement).

“Other Second Lien Secured Party” means the holders of any Other Second Lien Obligations and any Authorized Representative with respect thereto and shall include the Initial Other Second Lien Secured Parties.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pledgor” has the meaning assigned to such term in the Collateral Agreement.

“Possessory Collateral” means any Shared Collateral in the possession or control of the Second Lien Agent (or its agents or bailees) or any Authorized Representative, to the extent that possession or control thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction or otherwise. Possessory Collateral includes any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper.

“Proceeds” has the meaning set forth in Section 2.01(a).

“Refinance” means, in respect of any indebtedness, to amend, restate, supplement, waive, replace (whether or not upon termination, and whether with the original parties or otherwise), restructure, repay, refund, refinance or otherwise modify from time to time (including by means of any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the obligations under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof). “Refinanced” and “Refinancing” shall have correlative meanings.

“Second Lien Agent” has the meaning set forth in the preamble to this Agreement. For the avoidance of doubt, for so long as the Senior Lien Intercreditor Agreement is in effect, the Second Lien Agent hereunder shall also be the “Applicable Second Lien Agent” under the Senior Lien Intercreditor Agreement.

“Second Lien Obligations” means, collectively, (i) the Term Loan Obligations and (ii) each Series of Other Second Lien Obligations.

“Second Lien Secured Parties” means (i) the Term Loan Secured Parties and (ii) the Other Second Lien Secured Parties with respect to each Series of Other Second Lien Obligations.

“Second Lien Security Documents” means, collectively, the Security Agreements and each other agreement entered into in favor of the Second Lien Agent for purposes of securing any Series of Second Lien Obligations.

“Secured Credit Documents” means (i) the Term Loan Agreement, (ii) the Initial Other Second Lien Agreement, (iii) each Other Second Lien Agreement and (iv) the Second Lien Security Documents.

“Security Agreements” means, together, (i) the Collateral Agreement and (ii) the Pledge Agreement, dated as of the date hereof, by and among the Grantors party thereto and the Second Lien Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and the Senior Lien Intercreditor Agreement.

“Senior Lien Intercreditor Agreement” means the Senior Lien Intercreditor Agreement of even date herewith, among the Grantors party thereto, Citi, as the Applicable Authorized Representative for the Term Loan Secured Parties and Other Second Lien Secured Parties, JPMorgan Chase Bank, N.A., as the Applicable First Lien Agent (as defined therein), as amended, restated, supplemented, replaced or otherwise modified from time to time.

“Series” means (a) with respect to the Second Lien Secured Parties, each of (i) the Term Loan Secured Parties (in their capacities as such), (ii) the Initial Other Second Lien Secured Parties (in their capacity as such) and (iii) the Other Second Lien Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Other Second Lien Secured Parties) and (b) with respect to any Second Lien Obligations, each of (i) the Term Loan Obligations, (ii) the Initial Other Second Lien Obligations and (iii) the Other Second Lien Obligations incurred pursuant to any Other Second Lien Agreement, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Other Second Lien Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Second Lien Obligations (or their respective Authorized Representatives or the Second Lien Agent on behalf of such holders) hold a valid and perfected security interest or Lien at such time. If more than two Series of Second Lien Obligations are outstanding at any time and the holders of less than all Series of Second Lien Obligations hold a valid and perfected security interest or Lien in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Second Lien Obligations that hold a valid and perfected security interest or Lien in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest or Lien in such Collateral at such time.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Term Loan Agreement” means that certain Term Loan Agreement, dated as of April 24, 2012, among the Company, the lending institutions from time to time parties thereto, the Administrative Agent and the other parties thereto, as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time.

“Term Loan Obligations” has the meaning assigned to such term in the Collateral Agreement.

“Term Loan Secured Parties” means the holders of any Term Loan Obligations and the Administrative Agent.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01     Priority of Claims.

(a)           Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.01(b)), if an Event of Default has occurred and is continuing, and the Second Lien Agent is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of any Grantor, or any Second Lien Secured Party receives any payment pursuant to the Senior Lien Intercreditor Agreement or any other intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by any Second Lien Secured Party (or received by the Second Lien Agent or any Second Lien Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral) and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the Second Lien Obligations are entitled under the Senior Lien Intercreditor Agreement or any other inter-creditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied by the Second Lien Agent in the order specified below:

FIRST, to the payment of all reasonable costs and expenses and indemnification amounts incurred by the Second Lien Agent and any Authorized Representative and all fees owed to them in connection with such collection or sale or otherwise in connection with this Agreement, any Secured Credit Document or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Second Lien Agent or the relevant Authorized Representatives hereunder or under any other Secured Credit Document on behalf of any Pledgor and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Secured Credit Document;

SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Second Lien Secured Parties pro rata in accordance with the respective amounts of the Obligations owed to them on the date of any such distribution); and

THIRD, to the Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a Second Lien Secured Party and, without limiting the foregoing, after taking into account the effect of any applicable intercreditor agreements) has a lien or security interest that is junior in priority to the security interest of any Series of Second Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Second Lien Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Second Lien Obligations with respect to which such Impairment exists.

(b)             It is acknowledged that the Second Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Second Lien Secured Parties of any Series.

(c)             Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Second Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any other circumstance whatsoever (but, in each case, subject to Section 1.01(b)), each Second Lien Secured Party hereby agrees that the Liens securing each Series of Second Lien Obligations on any Shared Collateral shall be of equal priority.

SECTION 2.02     Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a)           With respect to any Shared Collateral, (i) notwithstanding Section 2.01, only the Second Lien Agent shall act or refrain from acting with respect to the Shared Collateral (including with respect to the Senior Lien Intercreditor Agreement and any other intercreditor agreement with respect to any Shared Collateral), and then only on the instructions of the Applicable Authorized Representative, (ii) the Second Lien Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to the Senior Lien Intercreditor Agreement and any other intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other Second Lien Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other Second Lien Secured Party (other than the Applicable Authorized Representative) shall, or shall instruct the Second Lien Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to the Senior Lien Intercreditor Agreement and any other intercreditor agreement with respect to any Shared Collateral), whether under any Second Lien Security Document, applicable law or otherwise, it being agreed that only the Second Lien Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the applicable Second Lien Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral. Notwithstanding the equal priority of the Liens, the Second Lien Agent (acting on the instructions of the Applicable Authorized Representative) may deal with the Shared Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Second Lien Agent, the Applicable Authorized Representative or the Controlling Secured Party or any other exercise by the Second Lien Agent, the Applicable Authorized Representative or the Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Second Lien Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any Second Lien Secured Party, Second Lien Agent or any Authorized Representative with respect to any Collateral not constituting Shared Collateral.

(b)           Each of the Authorized Representatives agrees that it will not accept any Lien on any Collateral for the benefit of any Series of Second Lien Obligations (other than funds deposited for the discharge or defeasance of any Other Second Lien Agreement) other than pursuant to the Second Lien Security Documents, and by the Authorized Representatives executing this Agreement (or a Joinder Agreement), each Authorized Representative and the Series of Second Lien Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other Second Lien Security Documents applicable to it.

SECTION 2.03     No Interference; Payment Over.

(a)           Each Second Lien Secured Party agrees that (i) it will not (and hereby waives any right to) challenge or question in any proceeding the validity or enforceability of any Second Lien Obligations of any Series or any Second Lien Security Document or the validity, attachment, perfection or priority of any Lien under any Second Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Second Lien Secured Party from challenging or questioning the validity or enforceability of any Second Lien Obligations constituting unmatured interest or the validity of any Lien relating thereto pursuant to Section 502(b)(2) of the Bankruptcy Code; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Second Lien Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Second Lien Agent or any other Second Lien Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Second Lien Agent or any other Second Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Second Lien Agent or any other Second Lien Secured

Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Second Lien Agent, any Applicable Authorized Representative or any other Second Lien Secured Party shall be liable for any action taken or omitted to be taken by the Second Lien Agent, such Applicable Authorized Representative or other Second Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Second Lien Agent or any other Second Lien Secured Party to enforce this Agreement.

(b)           Each Second Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any Shared Collateral, pursuant to any Second Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the Second Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other Second Lien Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Second Lien Agent, to be distributed by the Second Lien Agent in accordance with the provisions of Section 2.01(a) hereof.

SECTION 2.04     Automatic Release of Liens Upon Enforcement; Amendments to Second Lien Security Documents.

(a)             If, at any time any Shared Collateral is transferred to a third party or otherwise disposed of, in each case, in connection with any enforcement by the Second Lien Agent in accordance with the provisions of this Agreement, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Second Lien Agent for the benefit of each Series of Second Lien Secured Parties upon such Shared Collateral will automatically be released and discharged upon final conclusion of foreclosure proceeding; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.

(b)             Each Second Lien Secured Party agrees that the Second Lien Agent may enter into any amendment (and, upon request by the Second Lien Agent, each Authorized Representative shall sign a consent to such amendment) to any Second Lien Security Document (including to release Liens securing any Series of Second Lien Obligations) so long as such amendment, subject to clause (d) below, is permitted by the terms of each Secured Credit Document then in effect or is made pursuant to Section 2.10 of the Senior Intercreditor Agreement. Additionally, each Second Lien Secured Party agrees that the Second Lien Agent may enter into any amendment (and, upon request by the Second Lien Agent, each Authorized Representative shall sign a consent to such amendment) to any Second Lien Security Document solely as such Second Lien Security Document relates to a particular Series of Second Lien Obligations (including to release Liens securing such Series of Second Lien Obligations) so long as (x) such amendment is in accordance with the Secured Credit Document pursuant to which such Series of

Second Lien Obligations was incurred and (y) such amendment does not adversely affect the Second Lien Secured Parties of any other Series.

(c)             Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Second Lien Agent to evidence and confirm any release of Shared Collateral or amendment to any Second Lien Security Document provided for in this Section.

(d)             In determining whether an amendment to any Second Lien Security Document is permitted by this Section 2.04, the Second Lien Agent may conclusively rely on a certificate of an officer of the Company stating that such amendment is permitted by Section 2.04(b) above.

SECTION 2.05     Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a)             This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Company or any of its Subsidiaries.

(b)             If any Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each Second Lien Secured Party (other than any Controlling Secured Party or any Authorized Representative of any Controlling Secured Party) agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless any Controlling Secured Party, or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Second Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Second Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Second Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other Second Lien Secured Parties (other than any Liens of the Second Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Second Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any Second Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the Second Lien Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Second Lien Obligations, such amount is applied pursuant to Section 2.01(a) of this Agreement, and (D) if any Second Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01(a) of this Agreement; provided that the Second Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Second Lien Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the Second Lien Secured Parties receiving adequate protection shall not object to any other Second Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such Second Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

SECTION 2.06     Reinstatement. In the event that any of the Second Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the United Stated Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Second Lien Obligations shall again have been paid in full in cash.

SECTION 2.07     Insurance. As between the Second Lien Secured Parties, the Second Lien Agent, acting at the direction of the Applicable Authorized Representative, shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08     Refinancings. The Second Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Secured Credit Document) of any Second Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness (if not already a party hereto in such capacity) shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09     Possessory Second Lien Agent as Gratuitous Bailee for Perfection.

(a)             The Second Lien Agent agrees to hold any Shared Collateral constituting Possessory Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Second Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Second Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09. Pending delivery to the Second Lien Agent, each other Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession or control, as gratuitous bailee for the benefit of each other Second Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Second Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b)             The duties or responsibilities of the Second Lien Agent and each other Authorized Representative under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Second Lien Secured Party for purposes of perfecting the Lien held by such Second Lien Secured Parties therein.

ARTICLE III

Existence and Amounts of Liens and Obligations

Whenever the Second Lien Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Second Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the Second Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Second Lien Agent or Authorized Representative shall be entitled to make any such determination or not make any determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. The Second Lien Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Second Lien Secured Party or any other person as a result of such determination.

ARTICLE IV

The Second Lien Agent

SECTION 4.01     Appointment and Authority.

(a)             Each of the Second Lien Secured Parties hereby irrevocably appoints Citi to act on its behalf as the Second Lien Agent hereunder and as Second Lien Agent or collateral agent under each of the other Second Lien Security Documents and as “Applicable Second Lien Agent” under the Senior Lien Intercreditor Agreement and authorizes the Second Lien Agent to take such actions on its behalf and to exercise such powers as are delegated to the Second Lien Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on the Shared Collateral granted by any Grantor to secure any of the Second Lien Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Second Lien Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Second Lien Agent pursuant to Section 4.05 for purposes of holding or enforcing any Lien on the Shared Collateral (or any portion thereof) granted under any of the Second Lien Security Documents, or for exercising any rights and remedies thereunder at the direction of the Applicable Authorized Representative), shall be entitled to the benefits of all provisions of this Article IV and Article VIII of the Term Loan Agreement and the equivalent provision of any Other Second Lien Agreement (as though such co-agents, sub-agents and attorneys-in-fact were the “Second Lien Agent” or collateral agent or “Applicable Second Lien Agent” under the Second Lien Security Documents or the Senior Lien Intercreditor Agreement) as if set forth in full herein with respect thereto.

(b)             Each Non-Controlling Secured Party acknowledges and agrees that the Second Lien Agent shall be entitled, for the benefit of the Second Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Second Lien Security Documents, without regard to any rights to which the holders of the Non-Controlling Secured Obligations would otherwise be entitled as a result of such Non-Controlling Secured Obligations. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Second Lien Agent, the Applicable Authorized Representative or any other Second Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Second Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Second Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the Second Lien Secured Parties waives any claim it may now or hereafter have against the Second Lien Agent or the Authorized Representative of any other Series of Second Lien Obligations or any other Second Lien Secured Party of any other Series arising out of (i) any actions which the Second Lien Agent, any Authorized Representative or any Second Lien Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Second Lien Obligations from any account debtor, guarantor or any other party) in accordance with the Second Lien Security Documents or any other agreement related thereto or to the collection of the Second Lien Obligations or the valuation, use, protection or release of any security for the Second Lien Obligations, (ii) any election by any Applicable Authorized Representative or any holders of Second Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, the Company or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Second Lien Agent shall not accept any Shared Collateral in full or partial satisfaction of any Second Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of Second Lien Obligations for whom such Collateral constitutes Shared Collateral.

SECTION 4.02     Rights as a Second Lien Secured Party. The Person serving as the Second Lien Agent hereunder shall have the same rights and powers in its capacity as a Second Lien Secured Party under any Series of Second Lien Obligations that it holds as any other

Second Lien Secured Party of such Series and may exercise the same as though it were not the Second Lien Agent and the term “Second Lien Secured Party” or “Second Lien Secured Parties” or (as applicable) “Term Loan Secured Party”, “Term Loan Secured Parties”, “Other Second Lien Secured Party” or “Other Second Lien Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Second Lien Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Second Lien Agent hereunder and without any duty to account therefor to any other Second Lien Secured Party.

SECTION 4.03     Exculpatory Provisions.

(a)             The Second Lien Agent shall not have any duties or obligations except those expressly set forth herein and in the Second Lien Security Documents and the Senior Lien Intercreditor Agreement. Without limiting the generality of the foregoing, the Second Lien Agent:

(i)              shall not be subject to any fiduciary or other implied duties of any kind or nature to any Person, regardless of whether an Event of Default has occurred and is continuing;

(ii)             shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Second Lien Security Documents that the Second Lien Agent is required to exercise as directed in writing by the Applicable Authorized Representative; provided that the Second Lien Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Second Lien Agent to liability or that is contrary to any Second Lien Security Document or applicable law;

(iii)            shall not, except as expressly set forth herein and in the other Second Lien Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Second Lien Agent or any of its Affiliates in any capacity;

(iv)            shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Applicable Authorized Representative or (ii) in the absence of its own gross negligence or willful misconduct or (iii) in reliance on a certificate of an authorized officer of the Company stating that such action is permitted by the terms of this Agreement; and shall be deemed not to have knowledge of any Event of Default under any Series of Second Lien Obligations unless and until notice describing such Event Default is given to the Second Lien Agent by the Authorized Representative of such Second Lien Obligations or the Company;

(v)             shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Second Lien Security Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Second Lien Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Second Lien Security Documents, (v) the value or the sufficiency of any Collateral for any Series of Second Lien Obligations, or (v) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Second Lien Agent;

(vi)            shall not have any fiduciary duties or contractual obligations of any kind or nature under any Other Second Lien Agreement (but shall be entitled to all protections provided to the Second Lien Agent therein);

(vii)           with respect to the Term Loan Agreement, any Other Second Lien Agreement or any Second Lien Security Document, may conclusively assume that the Grantors have complied with all of their obligations thereunder unless advised in writing by the Authorized Representative thereunder to the contrary specifically setting forth the alleged violation; and

(viii)          may conclusively rely on any certificate of an officer of the Company provided pursuant to Section 2.04(d).

(b)             Each Secured Party acknowledges that, in addition to acting as the initial Second Lien Agent, Citi also serves as Administrative Agent under the Term Loan Agreement and each Second Lien Secured Party hereby waives any right to make any objection or claim against Citi (or any successor Second Lien Agent or any of their respective counsel) based on any alleged conflict of interest or breach of duties arising from the Second Lien Agent also serving as the Administrative Agent.

SECTION 4.04     Reliance by Second Lien Agent. The Second Lien Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Second Lien Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Second Lien Agent may consult with legal counsel (who may include, but shall not be limited to, counsel for the Company or counsel for the Administrative Agent), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 4.05     Delegation of Duties. The Second Lien Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Second Lien Security Document by or through any one or more sub-agents appointed by the Second

Lien Agent. The Second Lien Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Second Lien Agent and any such sub-agent.

SECTION 4.06     Resignation of Second Lien Agent. The Second Lien Agent may at any time give notice of its resignation as Second Lien Agent under this Agreement and the other Second Lien Security Documents to each Authorized Representative and the Company. Upon receipt of any such notice of resignation, the Applicable Authorized Representative shall have the right (subject, unless an Event of Default relating to the commencement of an Insolvency or Liquidation Proceeding has occurred and is continuing, to the consent of the Company (not to be unreasonably withheld or delayed)), to appoint a successor, which shall be a bank or trust company with an office in the United States, or an Affiliate of any such bank or trust company with an office in the United States. If no such successor shall have been so appointed by the Applicable Authorized Representative and shall have accepted such appointment within 30 days after the retiring Second Lien Agent gives notice of its resignation, then the retiring Second Lien Agent may, on behalf of the Second Lien Secured Parties, appoint a successor Second Lien Agent meeting the qualifications set forth above (but without the consent of any other Second Lien Secured Party or the Company); provided that if the Second Lien Agent shall notify the Company and each Authorized Representative that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Second Lien Agent shall be discharged from its duties and obligations hereunder and under the other Second Lien Security Documents (except that in the case of any collateral security held by the Second Lien Agent on behalf of the Second Lien Secured Parties under any of the Second Lien Security Documents, the retiring Second Lien Agent shall continue to hold such collateral security solely for purposes of maintaining the perfection of the security interests of the Second Lien Secured Parties therein until such time as a successor Second Lien Agent is appointed but with no obligation to take any further action at the request of the Applicable Authorized Representative, any other Second Lien Secured Parties or any Grantor) and (b) all payments, communications and determinations provided to be made by, to or through the Second Lien Agent shall instead be made by or to each Authorized Representative directly, until such time as the Applicable Authorized Representative appoints a successor Second Lien Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Second Lien Agent hereunder and under the Second Lien Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Second Lien Agent, and the retiring Second Lien Agent shall be discharged from all of its duties and obligations hereunder or under the other Second Lien Security Documents (if not already discharged therefrom as provided above in this Section). After the retiring Second Lien Agent’s resignation hereunder and under the other Secured Credit Documents or Second Lien Security Documents, the provisions of this Article, Section 8.07 and Section 9.05 of the Term Loan Agreement and the equivalent provision of any Other Second Lien Agreement shall continue in effect for the benefit of such retiring Second Lien Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Second Lien Agent was acting as Second Lien Agent. Upon any notice of resignation of the Second Lien Agent hereunder and under the other Second Lien Security Documents, the Company agrees to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Second Lien Agent under the Second Lien Security Documents to the successor Second Lien Agent as promptly as practicable.

SECTION 4.07     Non-Reliance on Second Lien Agent and Other Second Lien Secured Parties. Each Second Lien Secured Party (excluding any Authorized Representative acting in such capacity, including, for the avoidance of doubt, the Initial Other Authorized Representative) acknowledges that it has, independently and without reliance upon the Second Lien Agent, any Authorized Representative or any other Second Lien Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Secured Credit Documents. Each Second Lien Secured Party (excluding any Authorized Representative acting in such capacity, including, for the avoidance of doubt, the Initial Other Authorized Representative) also acknowledges that it will, independently and without reliance upon the Second Lien Agent, any Authorized Representative or any other Second Lien Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Credit Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 4.08     Collateral and Guaranty Matters. Each of the Second Lien Secured Parties irrevocably authorizes the Second Lien Agent, at its option and in its discretion,

(a)             to release any Lien on any property granted to or held by the Second Lien Agent under any Second Lien Security Document in accordance with Section 2.04 or upon receipt of a written request from the Company stating that the releases of such Lien is permitted by the terms of each then extant Secured Credit Document; and

(b)             to release any Grantor from its obligations under the Second Lien Security Documents upon receipt of a written request from the Company stating that such release is permitted by the terms of each then extant Secured Credit Document.

ARTICLE V

Miscellaneous

SECTION 5.01     Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by facsimile, or sent to the e-mail address of the applicable recipient specified below (or the email address of a representative of the applicable recipient designated by such recipient from time to time to the parties hereto), as follows:

(a)           if to the Second Lien Agent or the Administrative Agent, to it at:

Citibank, N.A.

Global Loans

Ops 111

1615 Brett Road

New Castle, DE 19720

Attention: Dan Boselli

Facsimile: (212) 994-0961

E-mail: Daniel.john.boselli@citi.com

(b)           if to the Initial Other Authorized Representative, to it at:

Wilmington Trust, National Association

Corporate Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: EP Energy/Everest Administrator

Telephone: 612-217-5632

Facsimile. 612-217-5651

E-mail: jschweiger@wilmingtrust.com

(c)           if to any additional Other Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by facsimile or email or on the date that is five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01.

SECTION 5.02     Waivers; Amendment; Joinder Agreements.

(a)             No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)             Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and the

Second Lien Agent (and, to the extent any Grantor’s rights are adversely affected, by the Company).

(c)             Notwithstanding the foregoing, without the consent of any Second Lien Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement and upon such execution and delivery, such Authorized Representative and the Other Second Lien Secured Parties and Other Second Lien Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the other Second Lien Security Documents applicable thereto.

SECTION 5.03     Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Second Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04     Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05     Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.06     Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07     Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 5.08     Submission to Jurisdiction; Waivers. The Second Lien Agent and each Authorized Representative, on behalf of itself and the Second Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a)             submits for itself and its property in any legal action or proceeding relating to this Agreement and the Second Lien Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the state and federal courts located in New York County and appellate courts from any thereof;

(b)             consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)             agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in 5.01;

(d)             agrees that nothing herein shall affect the right of any other party hereto (or any Second Lien Secured Party) to effect service of process in any other manner permitted by law; and

(e)             waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.09.

SECTION 5.10     Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11     Conflicts.

(a)             In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Secured Credit Documents or Second Lien Security Documents, the provisions of this Agreement shall control.

(b)             Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the Second Lien Agent pursuant to any Second Lien Security Documents and (ii) the exercise of any right or remedy by the Second Lien Agent hereunder or thereunder or the application of Proceeds (including insurance proceeds and condemnation proceeds) of any Shared Collateral, are subject to the provisions of the Senior Lien Intercreditor Agreement. In the event of any conflict between the terms of this Agreement and the terms of the Senior Lien Intercreditor Agreement, the terms of the Senior Intercreditor Agreement shall control.

SECTION 5.12     Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Second Lien Secured Parties in relation to one another. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.01(a), 2.04, 2.05, 2.08, 2.09 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Term Loan Agreement or any Other Second Lien Agreements), and none of the Company or any other Grantor may rely on the terms hereof (other than Sections 2.01(a), 2.04, 2.05, 2.08, 2.09 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13     Integration.

This Agreement together with the other Secured Credit Documents and the Second Lien Security Documents represents the agreement of each of the Grantors and the Second Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Collateral Agent, any or any other Second Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the Second Lien Security Documents.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CITIBANK, N.A., as Second Lien Agent

By:	/s/ Mohammed S. Baabde
Name: Mohammed S. Baabde
Title: Vice President

CITIBANK, N.A., as Authorized Representative for the Term Loan Agreement

By:	/s/ Mohammed S. Baabde
Name: Mohammed S. Baabde
Title: Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Initial Other Authorized Representative

By:
Name:
Title:

Signature Page to Pari Passu Intercreditor Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CITIBANK, N.A., as Second Lien Agent

By:
Name:
Title:

CITIBANK, N.A., as Authorized Representative for the Term Loan Agreement

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Initial Other Authorized Representative

By:	/s/ Jane Schweiger
Name: Jane Schweiger
Title: Vice President

Signature Page to Pari Passu Intercreditor Agreement

CONSENT OF COMPANY

Dated: May 24, 2012

Reference is made to the Pari Passu Intercreditor Agreement of even date herewith, among Citibank, N.A., as Second Lien Agent, Citibank, N.A., as Authorized Representative for the Term Loan Agreement, and Wilmington Trust, National Association, as Initial Other Authorized Representative (as the same may be amended, restated, supplemented, waived or otherwise modified from time to time, the “Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

The Company has read the foregoing Intercreditor Agreement and consents thereto. The Company agrees that it will not, and will cause each of the other Grantors to not, take any action that would be contrary to the express provisions of the foregoing Intercreditor Agreement, agrees to abide by the requirements expressly applicable to it under the foregoing Intercreditor Agreement and agrees that, except as otherwise provided therein, no Second Lien Secured Party shall have any liability to any Grantor for acting in accordance with the provisions of the foregoing Intercreditor Agreement. The Company confirms on behalf of each Grantor that the foregoing Intercreditor Agreement is for the sole benefit of the Second Lien Secured Parties and their respective successors and assigns, and that no Grantor is an intended beneficiary or third party beneficiary thereof except to the extent otherwise expressly provided therein.

Notwithstanding anything to the contrary in the Intercreditor Agreement or provided herein, each party to the Intercreditor Agreement agrees that the Company and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of the Intercreditor Agreement except to the extent their rights are adversely affected (in which case the Company shall have the right to consent to or approve any such amendment, modification or waiver).

Without limitation to the foregoing, the Company agrees to take, and to cause each other Grantor to take, such further action and to execute and deliver such additional documents and instruments (in recordable form, if requested) as the Second Lien Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by the Intercreditor Agreement.

This Consent shall be governed and construed in accordance with the laws of the State of New York. Notices delivered to the Company pursuant to this Consent shall be delivered in accordance with the notice provisions set forth in the Senior Lien Intercreditor Agreement.

[Signature Page Follows.]

IN WITNESS HEREOF, this Consent is hereby executed by the Company as of the date first written above.

EP ENERGY LLC (f/k/a EVEREST ACQUISITION LLC)

By:	/s/ Kyle McCuen
Name: Kyle McCuen
Title: VP and Treasurer

Signature Page to the Consent of the Company to the Pari Passu lntercreditor Agreement

EXHIBIT A

[FORM OF] JOINDER AGREEMENT TO PARI PASSU INTERCREDITOR AGREEMENT

Reference is made to the Pari Passu Intercreditor Agreement, dated as of May 24, 2012, among Citibank, N.A., as Second Lien Agent, Citibank, N.A., as Authorized Representative for the Term Loan Agreement, and Wilmington Trust, National Association, as Initial Other Authorized Representative (as the same may be amended, restated, supplemented, waived or otherwise modified from time to time, the “Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

This Joinder Agreement, dated as of          , 20   (this “Joinder Agreement”), is being delivered pursuant to Section 5.02 of the Intercreditor Agreement in connection with the incurrence of the indebtedness for which the undersigned is acting as agent being entitled to the benefits of being Other Second Lien Obligations under the Intercreditor Agreement.

1.   Joinder. The undersigned,                         , a                , (the “New Authorized Representative”) as [trustee, administrative agent] under that certain [describe Additional Secured Debt Facility] (the “Additional Second Lien Obligations”) hereby agrees to become party as an Authorized Representative and a Second Lien Secured Party under the Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms, conditions and provisions of the Intercreditor Agreement as fully as if the undersigned had been an original signatory thereto. Upon the acknowledgment by the Company of this Joinder, the [describe the document governing such Additional Secured Debt Facility] will be designated as an Other Second Lien Agreement.

2.   Lien Sharing and Priority Confirmation. The undersigned New Authorized Representative, on behalf of itself and each holder of any Additional Second Lien Obligations (together with the Additional Authorized Representative, the “New Second Lien Secured Parties”), hereby agrees, for the enforceable benefit of all existing and future Authorized Representative and each existing and future other Second Lien Secured Party, that:

(a)  all Second Lien Obligations will be and are secured equally and ratably by all Liens granted to the Second Lien Agent on the Shared Collateral, for the benefit of the Second Lien Secured Parties, which are at any time granted by any Grantor to secure any Second Lien Obligations, and that all Liens on the Shared Collateral granted pursuant to the Second Lien Security Documents will be enforceable by the Second Lien Agent for the benefit of all Second Lien Secured Parties equally and ratably, in each case, pursuant to and subject to the terms of the Intercreditor Agreement;

(b)  the New Authorized Representative and each other New Second Lien Secured Party is bound by the terms, conditions and provisions of the Intercreditor Agreement, the Senior Lien Intercreditor Agreement and the Second Lien Security Documents, including, without limitation, the provisions relating to the ranking of Liens and the order of application of proceeds from the enforcement of Liens; and

(c)  the New Authorized Representative shall perform its obligations under the Intercreditor Agreement, the Senior Lien Intercreditor Agreement and the Second Lien Security Documents.

3.     Appointment of Second Lien Agent. The New Authorized Representative, on behalf of itself and the New Second Lien Secured Parties, hereby (a) irrevocably appoints Citibank, N.A. as Second Lien Agent for purposes of the Intercreditor Agreement, the Senior Lien Intercreditor Agreement and the Second Lien Security Documents, (b) irrevocably authorizes the Second Lien Agent to take such actions on its behalf and to exercise such powers as are delegated to the Second Lien Agent in the Intercreditor Agreement, the Senior Lien Intercreditor Agreement and the Second Lien Security Documents, together with such actions and powers as are reasonably incidental thereto, and authorizes the Second Lien Agent to execute any Second Lien Security Documents on behalf of all Second Lien Secured Parties and to take such other actions to maintain and preserve the security interests granted pursuant to any Second Lien Security Documents, and (c) acknowledges that it has received and reviewed the Intercreditor Agreement, the Senior Lien Intercreditor Agreement and the Second Lien Security Documents and agrees to be bound by the terms thereof. The New Authorized Representative, on behalf of the New Second Lien Secured Parties, and the Second Lien Agent, on behalf of the existing Second Lien Secured Parties, each hereby acknowledges and agrees that the Second Lien Agent in its capacity as such shall be agent on behalf of the New Authorized Representative and on behalf of all other Second Lien Secured Parties.

4.     Address of Additional Authorized Representative. The address of the New Authorized Representative in respect of the Additional Second Lien Obligations for purposes of all notices and other communications hereunder and under the Intercreditor Agreement and the Senior Lien Intercreditor Agreement is            ,             , Attention of               (Facsimile No.          , E-mail address:                            ).

5.     Counterparts. This Joinder Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Joinder Agreement by facsimile or PDF via electronic transmission shall be as effective as delivery of a manually signed counterpart of this Joinder Agreement. Signatures of the parties hereto transmitted by facsimile or PDF via electronic transmission shall be deemed to be their original signatures for all purposes.

6.     Governing Law. THIS JOINDER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

7.     Miscellaneous. The provisions of Article V of the Intercreditor Agreement shall apply with like effect to this Joinder Agreement.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the New Authorized Representative has caused this Joinder Agreement to be duly executed by its authorized representative, and the Company has caused the same to be accepted by its authorized representative, as of the day and year first above written.

[NEW AUTHORIZED REPRESENTATIVE]

By:
Title:
Name:

Acknowledged and agreed:

EP ENERGY LLC

By:
Name:
Title:

The Second Lien Agent acknowledges receipt of this Joinder Agreement and will act as the Second Lien Agent with respect to the Additional Second Lien Obligations in accordance with the terms of the Intercreditor Agreement and the Second Lien Security Documents.

Dated: , 20

CITIBANK, N.A., as Second Lien Agent

By:
Name:
Title: